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                                                                     EXHIBIT 3.1

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 06/14/2001
                                                          010286316 - 3403652



                          CERTIFICATE OF INCORPORATION

                                       OF

                            A/P I DEPOSIT CORPORATION



            The undersigned, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies as follows:

            FIRST: The name of the corporation is A/P I Deposit Corporation (the "Corporation").

            SECOND: The address of the registered office of the Corporation in the State of Delaware is 30 Old Rudnick Lane, Suite 100, Dover, Delaware 19901. The name and address of the Corporation's registered agent is Lexis Document Services Inc., 30 Old Rudnick Lane, Suite 100, Dover, Delaware 19901, County of Kent.

            THIRD: The purpose of the Corporation is to engage exclusively in
(a) loaning the funds of this Corporation to Penn Station Leasing, LLC, a Delaware limited liability company, in connection with the grant of a mortgage of Penn Station Leasing, LLC's leasehold interest in Pennsylvania Station, New York, New York and owning and holding the rights and property related to such mortgage loan, (b) transferring and selling such mortgage loan and related rights and property to Amtrak/Pennsylvania Station Lease Finance Trust - 2001 (the "Trust"), (c) acquiring, owning, holding, selling, transferring or otherwise dealing with the sale of certificates of beneficial ownership of the Trust, and (d) the taking of any and all actions and the doing of any and all things necessary or appropriate to accomplish the foregoing. For so long as the Corporation is able to pay its debts generally as they become due, the Corporation shall


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not institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee (or other similar official) of the Corporation or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any corporate action in furtherance of any such action. The Corporation shall not engage in any activities other than as permitted under this Article THIRD.

            FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value One Dollar ($1.00) per share. Each share of Common Stock shall be entitled to one vote.

            FIFTH: The name and mailing address of the incorporator are as follows:

            NAME                       ADDRESS
            ----                       -------

        Andrew L. Stidd                c/o Global Securitization Services, LLC
                                       400 West Main Street, Suite 338
                                       Babylon, New York 11702

The power of the incorporator as such shall terminate upon the filing of the Certificate of Incorporation.

            SIXTH: Elections of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

            SEVENTH: The Board of Directors of the Corporation is authorized to make, adopt, alter, amend or repeal the By-Laws of the Corporation, except as may otherwise be provided in said By-Laws. When voting on matters subject to the vote of the Board of Directors, including those matters specified in Article TENTH hereof, notwithstanding that the Corporation


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is not then insolvent, the directors serving pursuant to the requirements of
Article NINTH shall take into account the interests of the creditors of the Corporation as well as in the interests of the Corporation, to the extent not inconsistent with Delaware law.

            EIGHTH: (l) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined.

            (2)(a) The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and hold harmless and upon request shall advance expenses to any person (and heirs, executors or administrators of such person) who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the


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heirs and legal representatives of such person. Any person seeking indemnification under this Article EIGHTH shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Article EIGHTH shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

            (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the law of the State of Delaware.

            (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the law of the State of Delaware.

            (4) The rights and authority conferred in this Article EIGHTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

            (5) Neither the amendment nor repeal of this Article EIGHTH, nor the adoption of any provision of the Certificate of Incorporation or the By-Laws of the Corporation, nor, to the fullest extent permitted by the law of the State of Delaware, any modification of law,


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shall eliminate or reduce the effect of this Article EIGHTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

            NINTH: (1)(a) The Board of Directors of the Corporation shall consist of three directors. At all times, one of the directors of the Corporation shall be an Independent Director (as defined below). The Corporation shall maintain its financial statements, accounting records and other corporate documents separate from those of any Affiliate (as defined below) or any other entity. The Corporation shall prepare quarterly and annual financial statements, the Corporation's financial statements shall substantially comply with generally accepted accounting principles (except as noted) and such financial statements shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates. The Corporation shall maintain its own bank accounts, payroll and correct, complete and separate books of account. The Corporation shall at all times hold itself out to the public (including any Affiliate's creditors) under the Corporation's own name and as a separate and distinct corporate entity. All customary formalities regarding the corporate existence of the Corporation, including holding all regular and special meetings of or obtaining the consent of its Board of Directors, as appropriate, and its stockholders, maintaining current, separate and accurate minute books, passing all resolutions or consents necessary to authorize actions taken or to be taken and maintaining accurate and separate books, records and accounts, including intercompany transaction accounts, shall be observed. The Corporation shall retain as its accountants a nationally recognized firm of independent certified public accountants, provided that such accountants may also serve as accountants of any Affiliate. The Corporation shall maintain stationery through which all business correspondence and communication are conducted, in each case separate from those of an Affiliate. The Corporation shall act solely in its own corporate name and through its own

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duly authorized officers and agents; no Affiliate shall act as an agent of the
Corporation (provided that an officer or director of an Affiliate may also serve as an officer or director of the Corporation and an Affiliate may act as a servicing agent or collection agent, provided that such Affiliate has agreed to remit, promptly upon receipt, assets of the Corporation to the Corporation or its agent which is not an Affiliate). Investments shall be made directly by the Corporation or on its behalf by brokers engaged and paid by the Corporation or its agents.

            (b) All material business transactions entered into by the Corporation with any Affiliate shall be on terms and conditions that are not more or less favorable to the Corporation than terms and conditions available at the time to the Corporation for comparable transactions with unaffiliated persons and must be approved by the Board of Directors, including the Independent Director. The Corporation shall not guarantee or assume or hold itself out or permit itself to be held out as having guaranteed or assumed any liabilities or obligations of any Affiliate.

            (c) The Corporation shall pay its own liabilities, indebtedness and obligations of any kind, other than organizational expenses, from its own separate assets.

            (d) Assets of the Corporation shall be separately identified, maintained and segregated. The Corporation's assets shall at all times be held by or on behalf of the Corporation and, if held on behalf of the Corporation by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Corporation. In no event shall any of the Corporation's assets be held on its behalf by any Affiliate, except if such Affiliate is acting as a servicing agent or collection agent and has agreed to remit, promptly upon its receipt, such assets to the Corporation or its agent which is not an Affiliate.


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            (e) The Corporation shall not take any action if, as a result of such action, the Corporation would be required to register as an investment company under the Investment Company Act of 1940, as amended.

            (f) "Affiliate" means with respect to the Corporation, any other entity which, directly or indirectly, owns, is in control of, is controlled by, or is under common control with, the Corporation or the National Railroad Passenger Corporation, in each case whether beneficially, or as a trustee, guardian or other fiduciary. An entity shall be deemed to control another entity if the controlling entity possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other entity, whether through the ownership of voting securities or membership interests, by contract, or otherwise.

            (g) An Independent Director shall mean a director of the Corporation who is not, never was and never shall be: (A) a partner, stockholder, director, officer, employee, Affiliate, associate, customer or supplier of, or any person that has received any benefits (excluding, however, any compensation received by the directors, in such persons' capacity as such directors, required by this Article) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by the directors, in such persons' capacity as such directors, required by this Article) in any form whatever to or any of its Affiliates or associates, or (B) any person owning beneficially, directly or indirectly, any outstanding partnership interests of or any common stock of its Affiliates, or a stockholder, director, officer, employee, Affiliate, associate, customer or supplier of, or any person who derives more than 2% of its purchases or revenues from its activities with the Corporation, or any Affiliate of any of them (excluding, however, any compensation received by the directors, in such persons' capacity as such directors, required by this Article), in any form whatever from, or


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any person that has provided any service (excluding, however, any service provided by the directors, in such person's capacity as such directors, required by this Article) in any form whatever to such beneficial owner or any of such beneficial owner's Affiliates or associates; PROVIDED, HOWEVER, that a person shall not be disqualified for appointment as Independent Director if such person has provided professional services to the Corporation and has not derived more than 2% of its purchases or revenues from providing any service to the Corporation. As used herein, the following terms shall have the following meanings: "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise; and "person" means a natural person, corporation or other entity, government, or political subdivision, agency or instrumentality of a government. Notwithstanding the foregoing, an Independent Director may serve in similar capacities for other "special purpose" corporations or entities formed by the National Railroad Passenger Corporation, Global Securitization Services, LLC or any Affiliate of either.

            TENTH: The Corporation shall not, without the affirmative vote of 100% of the Board of Directors without any vacancies, institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to or join in any reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or dissolve, liquidate,


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consolidate, merge or sell all or substantially all of the assets of the
Corporation or take any corporate action in furtherance of any such action.

            ELEVENTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the law of the State of Delaware, provided that 100%o of the Board of Directors approves such amendment, and, subject to the provisions of Article EIGHTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

            IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make and file this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of June, 2001.

                                                  /s/ Andrew L. Stidd
                                                  --------------------------
                                                  Sole Incorporator
                                                  Andrew L. Stidd